UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way
Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 250-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	FAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025 the stockholders of First American Financial Corporation (the “Company”) approved at the 2025 annual meeting of stockholders the amendment and restatement (the “A&R Plan”) of the Company’s 2020 Incentive compensation Plan (the “Prior Plan”). The A&R Plan became effective as of May 13, 2025, following approval by the Board of Directors of the Company on May 12, 2025. The total number of shares that may be delivered pursuant to awards under the A&R Plan is 8,425,000, less the number of shares subject to awards granted under the Company’s 2010 Incentive Compensation Plan on or after January 1, 2020 and prior to May 5, 2020. The A&R Plan is further described in the Company’s amended Proxy Statement as filed with the Securities and Exchange commission on April 16, 2025 (the “Proxy”). The foregoing description of the A&R Plan is qualified in its entirety by the terms of the First American Financial Corporation 2020 Incentive Compensation Plan, as Amended and Restated effective May 13, 2025, which is attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2025, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to amend the Certificate to extend exculpation to certain officers to the fullest extent permitted by Delaware law, as it currently exists or as it may be amended in the future (the “Amendment”). The Amendment was described in Item 3 of the Proxy. The Company has filed with the Secretary of State of Delaware a Certificate of Amendment that reflects the Amendment, which was effective upon filing. Following the filing of the Certificate of Amendment, the Company filed with the Secretary of State of Delaware a Restated Certificate of Incorporation that reflects the Amendment, which became effective on May 14, 2025 and is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 13, 2025. Results of the voting at the meeting are set forth below.

Election of Class III Directors. The names of the persons who were nominated to serve as Class III directors of the Company for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class III director nominees were elected.

Name of Class III Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Reginald H. Gilyard	68,246,181.024	14,921,466.717	2,854,421.319	8,977,850.000
Parker S. Kennedy	68,470,594.141	14,744,195.600	2,807,279.319	8,977,850.000
Mark C. Oman	77,504,094.405	5,669,224.336	2,848,750.319	8,977,850.000

Advisory Vote on Executive Compensation. At the meeting, the stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers, with 80,249,222.505 votes for, 2,717,690.484 votes against, 3,055,156.071 votes abstaining and 8,977,850.000 broker non-votes.

Approval of Amendment to the Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation. At the meeting, the stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, with 75,266,631.965 votes for, 7,845,982.058 votes against, 2,909,455.037 votes abstaining and 8,977,850.000 broker non-votes.

Approval of an Amendment and Restatement of the Company’s 2020 Incentive Compensation Plan. At the meeting, the stockholders approved the amendment and restatement of the Company’s 2020 Incentive Compensation Plan, with 81,403,269.945 votes for, 1,615,727.494 votes against, 3,003,071.621 votes abstaining and 8,977,850.000 broker non-votes.

Ratification of Independent Public Accountants. At the meeting, the stockholders of the Company voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025, with 94,000,326.773 votes for, 786,642.011 votes against, and 212,950.276 votes abstaining.

Non-binding stockholder proposal requesting simple majority voting requirements. At the meeting, the stockholders approved the non-binding stockholder proposal request for simple majority voting requirements with 71,492,554.728 votes for, 11,620,398.904 votes against, 2,909,115.428 votes abstaining and 8,977,850.000 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Restated Certificate of Incorporation of First American Financial Corporation
10.1	First American Financial Corporation 2020 Incentive Compensation Plan, as Amended and Restated on May 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date:	May 16, 2025	By:	/s/ Lisa W. Cornehl
Name: Lisa W. Cornehl Title: Senior Vice President, Chief Legal Officer